SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EQUITY INNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	62-1550848

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7700 Wolf River Boulevard
Germantown, Tennessee	38138

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction
A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction
A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-48169

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

8.75% Series B Cumulative Preferred Stock, $.01 par value per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

Not applicable (Title of class)

      This amended filing on Form 8-A corrects the original filing on Form 8-A made on July 11, 2003, by indicating on the cover page that the filing relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act. The balance of the original filing remains unchanged and is set forth below.

Item 1.       Description of Registrant’s Securities to be Registered.

      The description of the 8.75% Series B Cumulative Preferred Stock, $.01 par value per share (the “Series B Preferred Stock”) of Equity Inns, Inc. (the “Registrant”) to be registered hereby, contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 (No. 333-48169) and under the heading “Description of Series B Preferred Stock” in the Registrant’s Prospectus Supplement thereto dated July 10, 2003 and to be filed pursuant to Rule 424(b), is incorporated herein by reference.

Item 2.       Exhibits.

Exhibit No.	Description

4.1(a)	Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated October 15, 1997 filed with the Securities and Exchange Commission on October 23, 1997)

4.1(b)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 1998)

4.1(c)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 1998)

4.1(d)*	Form of Articles of Amendment to the Second Amended and Restated Charter of the Registrant Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock (Series B)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (Registration No. 33-73304))

*	Filed herein.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EQUITY INNS, INC

Date: August 7, 2003	By:	/s/ Donald H. Dempsey

Donald H. Dempsey Executive Vice President, Secretary, Treasurer and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

4.1(a)	Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated October 15, 1997 filed with the Securities and Exchange Commission on October 23, 1997)

4.1(b)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 1998)

4.1(c)	Articles of Amendment to the Second Amended and Restated Charter of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 1998)

4.1(d)*	Form of Articles of Amendment to the Second Amended and Restated Charter of the Registrant Establishing and Fixing the Rights and Preferences of a Series of Preferred Stock (Series B)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11 (Registration No. 33-73304))

*	Filed herein.